                            SUMMARY APPRAISAL REPORT
                           VILLAGE GARDENS APARTMENTS
                          Located at 1025 Oxford Drive
                     City of Fort Collins, Larimer County,
                                    Colorado

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Mr. Jim Duey                                                  December 23, 1997
Financial Analyst
Insignia Financial Group, Inc.
One Insignia Financial Plaza
P.O. Box 1089
Greenville, South Carolina 29602

Reference:  Village Gardens Apartments
            1025 Oxford Drive
            City of Fort Collins, Lamer County, Colorado

Dear Mr. Duey:

In compliance with your request, we have inspected and appraised the above captioned property as of December 19, 1997. This appraisal and final estimate of value have been based upon a careful and personal inspection of the property and upon research into various factors that influence value.

Briefly described, the subject consists of approximately 12.6519 acres of land improved 12 garden style apartment buildings containing 141 units. The structural improvements, constructed in 1971, contain 107,555 net rentable square feet. Additional improvements include a clubhouse with indoor swimming pool and spa, fitness center, basketball court, concrete paved surface parking, and landscaping.

The purpose of this report is to estimate the market value of the fee simple estate of the subject property. The results of our analysis are contained within the attached Summary Appraisal Report which has been prepared in compliance with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice (USPAP). This report presents summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers' opinion of value.

This Summary Appraisal Report updates a fully documented self-contained appraisal report previously prepared on the subject property by this firm. The aforementioned appraisal report is dated September 30, 1995 and has an effective date of value of September 5, 1995 (referred to hereafter as the "September 30 Report"). Detailed information not contained within this report may be available within the aforementioned appraisal or has been retained within the appraisers' file.


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Mr. Jim Duey                                                  December 23, 1997
Insignia Financial Group, Inc.                                           Page 2

The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Attached is our Summary Appraisal Report, together with the Certification and Basic Assumptions and Limiting Conditions, upon which we have based our opinion that the Market Value of the Fee Simple Estate of the subject property, as of December 19, 1997 is:

                  FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS
                                  ($5,500,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusion.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

     /s/ Steven J. Goldberg             /s/ John M. Hayden
By:  Steven J. Goldberg, MAI       By:  John M. Hayden
     Senior Vice President              Senior Appraiser


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                        SUMMARY APPRAISAL REPORT OF THE
                           RIVER REACH APARTMENTS

                      5000 San Jose Boulevard, City of
                      Jacksonville, Duval County, Florida

Submitted To:                       Mr. Jim Duey
                                    Insignia Properties Trust
                                    One Insignia Financial Plaza
                                    P.O. Box 1089
                                    Greenville, South Carolina 29602

Effective Date of Appraisal:        November 24, 1997

Date of Report:                     December 12, 1997

Prepared By:                        KOEPPEL TENER REAL ESTATE
                                    SERVICES, INC.
                                    150 South Wacker Drive, Suite 2430
                                    Chicago, Illinois 60606

Mr. Jim Duey                                                  December 12, 1997
Insignia Properties Trust
One Insignia Financial Plaza
P.O. Box 1089
Greenville, South Carolina 29602

Reference:  River Reach Apartments
            5000 San Jose Boulevard
            Jacksonville, Duval County, Florida

Dear Mr. Duey:

In accordance with your request, we have prepared an appraisal on the above referenced property. The purpose of the appraisal is to estimate the Market Value of the Fee Simple Estate of the subject property as of the date of inspection, November 24, 1997.

Briefly described, the subject property consists of approximately 13.83 acres of land improved with a 298 unit apartment project. The improvements, which were built in 1972, contain 373,750 net rentable square feet. Additional improvements include a management/leasing office, three laundry rooms, two lighted tennis courts, children's playground, fitness center with a men's and women's sauna, three swimming pools, clubhouse, 300 foot fishing pier, paved surface parking and walkways, and landscaping.

The scope of the assignment consisted of a Complete Appraisal and included an inspection of the subject property and an analysis of the surrounding market. The Sales Comparison and Income Capitalization Approaches have been employed in the valuation of the subject property. Due to the income producing nature of the subject property, the Income Approach has been accorded most significance in the appraisal process.

The analysis, opinions, assumptions and conclusions were prepared by the undersigned and are contained within the attached Summary Appraisal Report. This report presents only summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers' opinion of value. This Summary Appraisal Report updates a fully documented self-contained appraisal report previously prepared on the subject property by this firm.


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Mr. Jim Duey                                                  December 12, 1997
Insignia Properties Trust                                                 Page 2

Detailed information not contained within this report may be available within the aforementioned appraisal or has been retained within the appraisers' file.

Special attention must be given to the Appraisal Assumptions and Limiting Conditions section of the report which further identify the scope and use of this appraisal. The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Based upon the data, analyses and conclusions contained within this appraisal report, it is our opinion that the Market Value of the Fee Simple Estate of the subject property, as of November 24, 1997 is:

                FOURTEEN MILLION THREE HUNDRED THOUSAND DOLLARS
                                 ($14,300,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusions.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

      /s/ Steven J. Goldberg,             /s/ Joseph Cicero
By:   Steven J. Goldberg, MAI       By:   Joseph Cicero, MAI
      Senior Vice President               Senior Vice President

      /s/ Padraig O'Shea
By:   Padraig O'Shea
      Senior Analyst

                           SUMMARY APPRAISAL REPORT
                              FOXFIRE APARTMENTS

                      1400 Wyldewood Road, City of Durham
                         Durham County, North Carolina

Submitted To:                       Mr. Jim Duey
                                    Insignia Properties Trust
                                    One Insignia Financial Plaza
                                    P.O. Box 1089
                                    Greenville, South Carolina 29602

Effective Date of Appraisal:        December 9, 1997

Date of Report:                     December 15, 1997

Prepared By:                        KOEPPEL TENER REAL ESTATE
                                    SERVICES, INC.
                                    5477 Glen Lakes Drive, Suite 202
                                    Dallas, Texas 75231

Mr. Jim Duey                                                  December 15, 1997
Financial Analyst
Insignia Properties Trust
One Insignia Financial Plaza
P.O. Box 1089
Greenville, South Carolina 29602

Reference:  Foxfire Apartments
            1400 Wyldewood Road
            City of Durham, Durham County, North Carolina

Dear Mr. Duey:

In accordance with your request, we have prepared an appraisal on the above referenced property. The purpose of this report is to estimate the Market Value of the Fee Simple Estate of the subject as of the date of inspection, December 9, 1997.

Briefly described, The subject consists of 44 residential buildings containing a total of 354 dwelling units. The unit mix includes one, two and three bedroom units which range in size from 608 to 1,200 square feet. The net rentable area of the property is 318,480 square feet. Additional improvements include two management offices, two swimming pools, tennis courts, laundry facilities, asphalt paved parking areas, concrete paved walkways, and mature landscaping. The subject property was reportedly constructed in two phases from 1973 through 1975.

The purpose of this report is to estimate the market value of the fee simple estate of the subject property. The results of our analysis are contained within the attached Summary Appraisal Report which has been prepared in compliance with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice (USPAP). This report presents summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers' opinion of value.

This Summary Appraisal Report updates other appraisal reports previously prepared on the subject property by this firm, copies of which you maintain in your files. Detailed information not contained within this report may be available within the aforementioned appraisals or has been retained within the appraisers' file.

The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Mr. Jim Duey                                                  December 15, 1997
Insignia Properties Trust                                                Page 2

Attached is our Summary Appraisal Report, together with the Certification and Basic Assumptions and Limiting Conditions, upon which we have based our opinion that the Market Value of the Fee Simple Estate of the subject property, as of December 9, 1997 is:

                 TWELVE MILLION THREE HUNDRED THOUSAND DOLLARS
                                 ($12,300,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusion.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

      /s/ Steven J. Goldberg              /s/ John J. Fisher
By:   Steven J. Goldberg, MAI       By:   John J. Fisher
      Senior Vice President               Senior Appraiser


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                         SUMMARY APPRAISAL REPORT OF
                      THE NOTTINGHAM SQUARE APARTMENTS

                       Located at 2510 Canterbury Road
                    City of Urbandale, Polk County, Iowa

Submitted To:                       Mr. Jim Duey
                                    Insignia Property Trust
                                    One Insignia Financial Plaza
                                    P.O. Box 1089
                                    Greenville, South Carolina 29602

Effective Date of Appraisal:        December 15, 1997

Date of Report:                     December 24, 1997

Prepared By:                        KOEPPEL TENER REAL ESTATE
                                    SERVICES, INC.
                                    150 South Wacker Drive, Suite 2430
                                    Chicago, Illinois 60606

Mr. Jim Duey                                                  December 24, 1997
Insignia Property Trust
One Insignia Financial Plaza
P.O. Box 1089
Greenville, South Carolina 29602

Re:   Nottingham Square Apartments
      2510 Canterbury Road
      City of Urbandale, Polk County, Iowa

Dear Mr. Duey:

In compliance with your request, we have inspected and appraised the above captioned property as of December 15, 1997. This appraisal and final estimate of value have been based upon a careful and personal inspection of the property and upon research into various factors that influence value.

Briefly described, the subject consists of approximately 52.92 acres of land. The acreage is improved with garden style apartment buildings containing 442 units. The structural improvements, constructed in 1974, contain 387,350 square feet of net rentable area. Additional improvements include 140 garage bays contained within 12 buildings, an indoor swimming pool, outside swimming pool, clubhouse/leasing office, post office building, asphalt paved surface parking, and landscaping.

The purpose of this report is to estimate the market value of the fee simple estate of the subject property. The results of our analysis are contained within the attached Summary Appraisal Report which has been prepared in compliance with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice (USPAP). This report presents only summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers' opinion of value. This Summary Appraisal Report updates a fully documented self-contained appraisal report previously prepared on the subject property by this firm. The aforementioned appraisal report is dated September 15, 1995 and has an effective date of value of August 25, 1995 (referred to hereafter as the "September 15 Report") as well as a Summary Report dated September 26, 1996. Detailed information not contained within this report may be available within the aforementioned appraisal or has been retained within the appraisers' file.

Mr. Duey                                                      December 24, 1997
Insignia Property Trust                                                  Page 2

The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Attached is our Summary Appraisal report, together with the Certification and Basic Assumptions and Limiting Conditions, upon which we have based our opinion that the Market Value of the Fee Simple Estate of the subject property, as of December 15, 1997 is:

                FOURTEEN MILLION THREE HUNDRED THOUSAND DOLLARS
                                 ($14,300,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusion.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

      /s/ Joseph Cicero                   /s/ Mark Lindsay
By:   Joseph Cicero, MAI            By:   Mark Lindsay
      Senior Vice President               Senior Appraiser

                         APPRAISAL REPORT OF THE
                        CARRIAGE HOUSE APARTMENTS

                   Located at 2912 Stoney Brook Avenue
                        Gastonia, South Carolina

Submitted To:                       Mr. Jim Duey
                                    Financial Analyst
                                    Insignia Financial Group Corporation
                                    One Insignia Financial Plaza
                                    P.O. Box 1089
                                    Greenville, South Carolina 29602

Effective Date of Appraisal:        December 18, 1997

Date of Report:                     December 31, 1997

Prepared By:                        KOEPPEL TENER REAL ESTATE
                                      SERVICES, INC.
                                    5477 Glen Lakes Drive, Suite 202
                                    Dallas, Texas 75231
                                    Tax I.D. #13-3489544

Mr. Jim Duey                                                 December 31, 1997
Financial Analyst
Insignia Financial Group Corporation
One Insignia Financial Plaza
P.O. Box 1089
Greenville, South Carolina 29602

Reference:  Carriage House Apartments
            2912 Stoney Brook Avenue
            Gastonia, South Carolina

Dear Mr. Duey:

In compliance with your request, we have inspected and appraised the above captioned property as of December 18, 1997. This appraisal and final estimate of value have been based upon a careful and personal inspection of the property and upon research into various factors that influence value.

Briefly described, the subject property consists of approximately 10.35 acres of land improved with 11 townhouse and garden style apartment buildings containing 102 units. The improvement, which were reportedly constructed in 1970-1971, contain 123,450 net rentable square foot. Additional improvements include a management office/laundry facility, swimming pool, play ground area, asphalt paved parking area, concrete paved walkways and landscaping.

The purpose of this report is to estimate the market value of the fee simple estate of the subject property. The results of our analysis are contained within the attached Summary Appraisal Report which has been prepared in compliance with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice (USPAP). This report presents summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers' opinion of value.

This Summary Appraisal Report updates a fully documented self-contained appraisal report previously prepared on the subject property by this firm. The aforementioned appraisal report is dated September 30, 1995 and has an effective date of value of September 19, 1995 (referred to hereafter as the "September 1995 Report"). Said appraisal was updated by this firm last year the results of which are contained in Summary Appraisal Report dated

Insignia Financial Group, Inc.                                December 31, 1997
Mr. Duey                                                                 Page 2

November 16, 1996. Detailed information not contained within this report may be available within the aforementioned appraisals or has been retained within the appraisers' file.

The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Attached is our Summary Appraisal Report, together with the Certification and Basic Assumptions and Limiting Conditions, upon which we have based our opinion that the Market Value of the Fee Simple Estate of the subject property, as of December 18, 1997 is:

                THREE MILLION ONE HUNDRED FIFTY THOUSAND DOLLARS
                                  ($3,150,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusion.

Sincerely.

KOEPPEL TENER REAL ESTATE SERVICES, INC.

      /s/ Steven J. Goldberg              /s/ Jackson L. Aills
By:   Steven J. Goldberg, MAI       By:   Jackson L. Aills
      Senior Vice President               Senior Appraiser

                          SUMMARY APPRAISAL REPORT OF
                           THE ROCKY CREEK APARTMENTS
                             950 STEVENS CREEK ROAD
                            CITY OF AUGUSTA, GEORGIA

Submitted To:                       Mr. Jim Duey
                                    Financial Analyst
                                    Insignia Financial Group Corporation
                                    One Insignia Financial Plaza
                                    P.O. Box 1089
                                    Greenville, South Carolina 29602

Effective Date of Appraisal:        November 21, 1997

Date of Report:                     December 31, 1997

Prepared By:                        KOEPPEL TENER REAL ESTATE
                                    SERVICES, INC.
                                    5477 Glen Lakes Drive, Suite 202
                                    Dallas, Texas 75231
                                    Tax 1.D. #13-3489544

Mr. Jim Duey                                                  December 31, 1997
Financial Analyst
Insignia Financial Group Corporation
One Insignia Financial Plaza
P.O. Box 1089
Greenville, South Carolina 29602

Reference:  Rocky Creek Apartments
            950 Stevens Creek Road
            Augusta, Georgia

Dear Mr. Duey:

In compliance with your request, we have inspected and appraised the above captioned property as of November 21, 1997. This appraisal and final estimate of value have been based upon a careful and personal inspection of the property and upon research into various factors that influence value.

Briefly described, the subject property consists of approximately 10 acres of land improved with a 120 unit apartment project. The improvements, which were constructed in 1979, contain 131,600 net rentable square feet. Additional improvements include a management/leasing office, two tennis courts, one swimming pool, paved surface parking and walkways, and landscaping.

The purpose of this report is to estimate the market value of the fee simple estate of the subject property. The results of our analysis are contained within the attached Summary Appraisal Report which has been prepared in compliance with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice (USPAP). This report presents only summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers' opinion of value.

This Summary Appraisal Report updates a Self-Contained Appraisal Report previously prepared on the subject property by this firm. The aforementioned appraisal report is dated September 28, 1995 and has an effective date of value of August 31, 1995 (referred to hereafter as the "September 28, 1995 report"). Said appraisal was updated last year, the results of which were presented in a Summary Appraisal Report dated October 31, 1996. Detailed information not contained within this report may be available within the aforementioned appraisals or has been retained within the appraisers' file.

Insignia Financial Group, Inc.                                December 31, 1997
                                                                         Page 2

The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Attached is our summary appraisal report, together with the Certification and Basic Assumptions and Limiting Conditions, upon which we have based our opinion that the Market Value of the Fee Simple Estate of the subject property, as of November 21, 1997 is:

                  THREE MILLION FOUR HUNDRED THOUSAND DOLLARS
                                  ($3,400,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusion.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

      /s/ Steven J. Goldberg              /s/ David E. Dodd
By:   Steven J. Goldberg, MAI        By:  David E. Dodd
      Senior Vice President               Appraiser